Exhibit 5.1

Sheppard, Mullin, Richter & Hampton LLP 333 South Hope Street, 43rd Floor Los Angeles, California 90071-1422 213.620.1780 main 213.620.1398 fax www.sheppardmullin.com

May 22, 2013

Advanced Cell Technology, Inc. 33 Locke Drive Marlborough, Massachusetts 01752

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

       We have acted as counsel to Advanced Cell Technology, Inc., a Delaware corporation (the “Company”), in connection with the filing of a Registration Statement on Form S-3 (such registration statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) on May 22, 2013, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of up to $35,000,000 of (1) shares of the Company’s common stock, par value $0.001 (the “Common Stock”); (2) shares of the Company’s preferred stock, par value $0.001 per share (“Preferred Stock”); (3) debt securities of the Company (the “Debt Securities”); and (4) warrants to purchase Debt Securities, Preferred Stock or Common Stock, in each case as may be designated by the Company at the time of an offering (the “Warrants”). The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the “Registered Securities.”

       This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K.

       In connection with this opinion, we have examined and relied upon originals, or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

       As to certain matters of fact that are material to our opinion, we have relied upon certificates of officers and other representatives of the Company. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

       For purposes of this opinion letter, we have assumed that:

              (a)       the issuance, sale, amount, and the terms of the Registered Securities to be offered from time to time will be duly authorized and established by proper action of the board of directors of the Company (the “Board”) (or a duly authorized committee thereof) and in accordance with the Company’s certificate of incorporation, as amended and the Company’s bylaws, as amended, and applicable Delaware law, do not result in a default under or breach of any agreement or instrument binding upon the Company or comply with any applicable requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company; and that, at the time of each issuance and sale of any such Registered Securities, the Company shall continue to be validly existing and in good standing under the laws of the State of Delaware, with the requisite corporate power and authority to issue and sell such Registered Securities;

May 22, 2013

              (b)       at the time of issuance, sale and delivery of any Registered Securities: (i) such securities shall be offered and sold as contemplated in the Registration Statement or the prospectus supplement relating thereto; and (ii) the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof;

              (c)       any shares of Common Stock issued pursuant to the Registration Statement from time to time shall not exceed the maximum authorized number of shares of Common Stock under the certificate of incorporation, as amended, then in effect, less any shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

              (d)           certificates representing any shares of Common Stock issued pursuant to the Registration Statement (i) shall conform to the specimen stock certificate submitted to us, and (ii) shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof only against payment of the agreed consideration therefor in excess of the par value of such series of Common Stock;

             (e)     any shares of Preferred Stock issued pursuant to the Registration Statement from time to time shall not exceed the maximum authorized number of shares of Preferred Stock under the Certificate of Incorporation, less any shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

             (f)     certificates representing any shares of Preferred Stock issued pursuant to the Registration Statement (i) shall conform to the specimen stock certificate submitted to us, and (ii) shall have been duly executed, countersigned and registered and duly delivered to the purchasers thereof only against payment of the agreed consideration therefor in excess of the par value of such series of Preferred Stock;

             (g)     with respect to any series of Preferred Stock: (i) the Board shall have duly adopted final resolutions in conformity with the Certificate of Incorporation and the Bylaws establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; and (ii) the Company shall have filed with the Secretary of State of the State of Delaware a certificate of designation duly executed on behalf of the Company with respect to such series of Preferred Stock in conformity with the Certificate of Incorporation;

              (h)       with respect to the Debt Securities, unless otherwise specified in the applicable prospectus supplement, the Debt Securities will be issued pursuant to an indenture (the “Indenture”) to be entered into between the Company and a trustee (the “Trustee”), substantially in the form of indenture for senior debt or in the form of indenture for subordinated debt, each filed as an exhibit to the Registration Statement.

              (i)       with respect to any issuance of Debt Securities, (i) the Indenture shall not have been modified or amended, (ii) the Indenture (including any necessary supplemental indenture) shall have been duly executed and delivered by the Company and the Trustee, and the execution, performance and delivery of such document will not conflict with or constitute a breach of the terms of any agreement or instrument to which the Company is subject; (iii) the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended; (iv) the underwriting agreement, distribution agreement or other applicable purchase agreement (in each case, the “Purchase Agreement”) with respect to such Debt Securities shall have been duly authorized, executed and delivered by the Company in accordance with the approval of the Board; (v) the terms of such Debt Securities and of their issuance and sale shall have been duly established in conformity with the Indenture (including any necessary supplemental indenture) so as not to violate any applicable law, the Certificate of Incorporation or the Bylaws, or result in a default under or breach of any agreement or instrument binding upon the Company, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (vi) such Debt Securities are issued and sold in accordance with the Indenture (including any necessary supplemental indenture) and the Purchase Agreement; and (vii) such series of Debt Securities shall have been duly executed and authenticated as provided in the Indenture, as the case may be, and such securities shall be duly delivered to the purchasers thereof only against payment of the agreed consideration therefor;

              (j)       any Warrants shall be issued under one or more valid, binding and enforceable warrant agreements (each, a “Warrant Agreement”) and shall be duly authorized, executed and delivered by the Company and duly executed and delivered by the warrant agent and shall constitute valid, binding and enforceable agreements of the Company and the warrant agent;

May 22, 2013

              (k)       the Warrants shall be duly executed and countersigned in accordance with the applicable Warrant Agreements and shall be delivered to the purchasers thereof only against payment of the agreed consideration therefor;

              (l)       the certificate of incorporation of the Company, as amended and currently in effect, and the bylaws of the Company, as amended and currently in effect, will not have been modified or amended and will remain in full force and effect;

              (m)       the Indenture and each Warrant Agreement shall be governed by the laws of the State of New York; and

              (n)       The Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and such effectiveness shall not have been terminated or rescinded; a prospectus supplement will have been prepared and filed with the SEC describing the Registered Securities offered thereby and will comply with all applicable laws; all Registered Securities will have been issued and sold in compliance with applicable U.S. federal and state securities laws and in the manner described in the Registration Statement and the applicable prospectus supplement; and the Indenture will be duly authorized, executed and delivered by the Trustee, that the Indenture will constitute a legal, valid and binding obligation of the Trustee, and that the Trustee will have the requisite organizational legal power and authority to perform its obligations under the Indenture.

       Based on the foregoing review, and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.        The shares of Common Stock issued pursuant to the Registration Statement shall be validly issued, fully paid and non-assessable.

2.        The shares of Preferred Stock issued pursuant to the Registration Statement shall be validly issued, fully paid and non-assessable.

3.       The Debt Securities issued pursuant to the Registration Statement shall constitute validly issued and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

4.        The Warrants issued pursuant to the Registration Statement shall constitute validly issued and binding obligations of the Company (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether considered in a proceeding in equity or at law).

May 22, 2013

       We express no opinion as to matters governed by any laws other than New York law (with respect to the enforceability of the Debt Securities and the Warrants) and the Delaware General Corporation Law, the applicable provisions of the Delaware Constitution and reported decisions of the Delaware courts interpreting these laws.

       We express no opinions concerning (i) the validity or enforceability of any provision contained in any Debt Security or Indenture that purports to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law, or (ii) the enforceability of any indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities laws.

       This opinion is expressed as of the date hereof and rendered to you solely in connection with the filing of the Registration Statement and is not to be relied on for any other purpose. We disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

       We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations thereunder.

Respectfully submitted, /s/ Sheppard, Mullin, Richter & Hampton LLP Sheppard, Mullin, Richter & Hampton LLP